Exhibit 3.2
FOURTH AMENDED AND RESTATED BYLAWS
OF
TTM TECHNOLOGIES, INC.
(Amended on February 24, 2011)
Article 1
Stockholders
1.1 Place of Meetings. Meetings of stockholders shall be held at the place, either within or without the State of Delaware, as may be designated by resolution of the Corporation’s board of directors (the “Board of Directors”) from time to time.
1.2 Annual Meetings. Annual meetings of stockholders shall be held at such time and place as determined by the Board of Directors, at which time they shall elect a Board of Directors and transact any other business as may properly be brought before the meeting.
1.3 Special Meetings. A special meeting of stockholders (a “Special Meeting”) for any purpose or purposes may be called at any time only by (i) the Chairman of the Board of Directors, (ii) the Board of Directors, or (iii) the Secretary of the Corporation (such Special Meetings may not be called by any other person or persons) to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by Section 1.4 may be conducted at the Special Meeting. The stockholders may demand a Special Meeting for any purpose or purposes for which such a meeting may lawfully be called by the stockholders holding at least a majority of the shares entitled to vote on the issue or issues proposed to be considered at the Special Meeting by delivering a written demand for such Special Meeting to the Secretary of the Corporation. A demand by stockholders for a Special Meeting must be signed by stockholders holding the requisite number of shares required by the Certificate of Incorporation for a Special Meeting to be demanded by the stockholders and describe each purpose for which the Special Meeting is demanded in sufficient detail so that if the description is used verbatim in a notice of Special Meeting, stockholders entitled to vote at such Special Meeting will upon reading the description be informed as to the purpose or purposes of the Special Meeting. Upon receipt of such a demand which meets the requirements of the Certificate of Incorporation and these Bylaws, the Secretary shall deliver a copy of the demand to each of the directors and, in the normal course, call a Special Meeting as demanded and as provided in these Bylaws.
1.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s certificate of incorporation (the “Certificate of Incorporation”), or these Bylaws, the written notice of any meeting shall be given no less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.
1.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
1.7 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
1.8 Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation, or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.
1.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.10 List of Stockholders Entitled to Vote. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
1.11 Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
1.12 Notice of Stockholder Business; Nominations.
(a) Annual Meetings of Stockholders. Nominations of one or more individuals to the Board of Directors of the Corporation (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting or any supplement thereto (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors of the Corporation who have been nominated by the then-incumbent Board of Directors shall not include or be deemed to include Nominations), (2) by or at the direction of the Board of Directors of the Corporation, or (3) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice and information requirements set forth in this Section 1.12.
(b) Special Meetings of Stockholders. Only such Business shall be brought before and conducted at a special meeting of stockholders of the Corporation as shall have been specified the Corporation’s notice of meeting; provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors of the Corporation who have been nominated by the then-incumbent Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a Special Meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors of the Corporation or (2) provided that the Board of Directors of the Corporation has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a Special Meeting of stockholders for the purpose of electing one or more directors to the Board of Directors of the Corporation, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.12(c)(1) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with Section 1.12(c)(1)(E).

(c) Stockholder Nominations and Business. For Nominations and Business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.12(a)(3), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.12, and any such proposed Business must constitute a proper matter for stockholder action in accordance with the Corporation’s Certificate of Incorporation, these Bylaws, and applicable law. For Nominations to be properly brought before a Special Meeting by a stockholder pursuant to Section 1.12(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.12.
(1) Stockholder Nominations.
(A) Only individual(s) subject to a Nomination made in compliance with the procedures set forth in this Section 1.12 shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and any individual(s) subject to a Nomination not made in compliance with this Section 1.12 shall not be considered nor acted upon at such meeting of stockholders.
(B) For Nominations to be properly brought before an annual or special meeting of stockholders of the Corporation by a stockholder pursuant to Section 1.12(a)(3) or Section 1.12(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation pursuant to this Section 1.12. To be timely, the stockholder’s notice must be delivered to the Secretary of the Corporation as provided in Section 1.12(c)(1)(C) or Section 1.12(c)(1)(D), in the case of an annual meeting of stockholders of the Corporation, and Section 1.12(c)(1)(E), in the case of a Special Meeting of stockholders of the Corporation, respectively.
(C) In the case of an annual meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.12(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the current annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such current annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the fifth (5th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(D) Notwithstanding Section 1.12(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of stockholders of the Corporation is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the date of the preceding year’s annual meeting, the stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) day following the day on which such public announcement of additional directorships is first made by the Corporation.

(E) In the case of a Special Meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.12(b)(2) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such Special Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the fifth (5th) day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors of the Corporation to be elected at such Special Meeting. In no event shall the public announcement of an adjournment or postponement of a Special Meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(F) A stockholder’s notice of Nomination(s) pursuant to Section 1.12(a)(3) or Section 1.12(b)(2) shall set forth: (i) as to any Nomination to be made by such stockholder, (a) all information relating to the individual subject to such Nomination that is required to be disclosed in opposition proxy statements for election of directors filed and disseminated by dissident or insurgent stockholders, at their own expense, in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the Corporation, and (b) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the Corporation which are beneficially owned, within the meaning of Rule 13d-1 (or any successor thereto) promulgated under the Exchange Act, and/or of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the individual subject to the Nomination, and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Nomination.
(G) To be eligible to be a nominee for initial election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice in compliance with this Section 1.12) to the Secretary of the Corporation at the principal executive offices of the Corporation, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person
(i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law:
(ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein;

(iii) is not and will not become a party to any Derivative Securities Agreement (as defined below) that has not been disclosed to the Corporation; and
(iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, business conduct, ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
In addition, the Corporation may request any individual subject to Nomination to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such individual to serve as a director of the Corporation, including any information required to be provided to the United States Department of Defense (“DoD”) pursuant to the terms of the Special Security Agreement (the “Special Security Agreement”) by and among Mr. Tang Hsiang Chien; Su Sih (BVI) Limited, a private limited liability company organized under the laws of the British Virgin Islands; the Corporation; and the DoD, as set forth under Article 2 of these Bylaws.
(2) Stockholder Business.
(A) Only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in strict compliance with the procedures set forth in this Section 1.12, and any Business not brought in strict accordance with this Section 1.12 shall not be considered nor acted upon at such meeting of stockholders; provided, however, that if the Business is otherwise a proper subject of a stockholder proposal under Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the notice requirements of this Section 1.12(c)(2) with respect to such Business shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her, or its intention to present such Business at an annual meeting of stockholders of the Corporation in accordance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
(B) In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 1.12(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the fifth (5th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(C) A stockholder’s notice of a proposal of Business pursuant to Section 1.12(a)(3) shall set forth: (i) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Business proposal is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business, and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposed Business and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Business.

(d) General.
(1) Except as otherwise provided by law, the chairman of the meeting of stockholders of the Corporation shall have the power and duty (A) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 1.12 and (B) if any proposed Nomination or Business was not made or proposed in compliance with this Section 1.12, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(2) For purposes of this Section 1.12, “public announcement” shall mean the first public disclosure by the Corporation in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, or disclosed by the Corporation in a document publicly filed by the Corporation with the Securities and Exchange Commission.
(3) For purposes of this Section 1.12, “Derivative Securities Arrangement” means any agreement, commitment, plan, understanding, or other arrangement entered into by any person (or such person’s affiliates or associates), which gives any person (or such person’s affiliates or associates) an economic right or interest determined, in whole or in part, by reference to the value or price of any of the corporation’s securities, without regard to whether (A) such Derivative Securities Arrangement conveys any voting rights in such securities to any person (or such person’s affiliates or associates), (B) the Derivative Securities Arrangement is required to be, or is capable of being, settled through delivery of cash or securities, or (C) any person (or such person’s affiliates or associates) may have entered into other transactions that hedge the economic effect of such Derivative Securities Arrangement.
(4) For purposes of this Section 1.12, (A) an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (B) an “associate”, when used to indicate a relationship with any person, means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its subsidiaries.
(5) Nothing in this Section 1.12 shall be deemed to affect (A) the rights or obligations, if any, of stockholders of the Corporation to request inclusion of Business proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (to the extent that the Corporation or such proposals are subject to Rule 14a-8), or (B) the rights, if any, of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Article 2
Board of Directors
2.1 Number. The Board of Directors shall consist of at least four but not more than twelve members, the number thereof to be determined from time to time by resolution of the Board of Directors.
2.2 Composition; Qualifications.
(a) During the period that the Special Security Agreement is in force, the Board of Directors shall be comprised of the following:
(i) at least three directors who (1) are competent, independent and disinterested (as such terms are defined in the Special Security Agreement); (2) are approved in advance by the DSS; and (3) agree to undertake best efforts (as such term is defined in the Special Security Agreement) in the exercise of his or her duties and authorities under the Special Security Agreement (each an “Outside Director”), except as otherwise allowed by the DoD;
(ii) at least one director of the Corporation whom is also an officer of the Corporation with a personnel security clearance (an “Officer/Director”); and
(iii) no more than one director whom is neither an Officer/Director nor an Outside Director (an “Inside Director”), except as otherwise allowed by the DoD; provided, however, that the number of Outside Directors on the Board of Directors must exceed the number of Inside Directors.
For purposes of determining a director’s classification as an Inside Director, any director who is also a member, director, officer, employee, agent or representative of any member of the Affiliates (as such term is defined in the Special Security Agreement) shall be deemed to be an Inside Director, except as otherwise allowed by the DoD. Except as specifically provided herein, each member of the Board of Directors, however characterized by this Section 2.2, shall have all of the rights, powers, and responsibilities conferred or imposed upon directors of the Corporation by applicable statutes and regulations, and by the Corporation’s Certificate of Incorporation and these Bylaws.
(b) During the period that the Special Security Agreement is in force, all directors of the Corporation shall meet the following requirements:
(i) Officer/Directors and Outside Directors shall be resident citizens of the United States and have or be eligible to have DoD personnel security clearances at the level of the Corporation’s facility security clearance.
(ii) Outside Directors shall be approved in advance and in writing by the Defense Security Service of the DoD (“DSS”) as satisfying the appropriate DoD personnel security requirements and the applicable provisions of the Special Security Agreement.
(iii) An Inside Director, in his or her capacity as a director of the Corporation, is not eligible for a DoD personnel security clearance, regardless of his or her citizenship, and he or she shall be formally excluded from access to classified information by resolution of the Board of Directors.
2.3 Staggered Board; Term. The Board of Directors shall be divided into three classes designated Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Each Class I director shall be elected to an initial term to expire at the 2005 annual meeting of stockholders, each Class II director shall be elected to an initial term to expire at the 2006 annual meeting of stockholders; and each Class III director shall be elected to an initial term to expire at the 2007 annual meeting of stockholders. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected for a term of three years to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

2.4 Resignation; Removal; Vacancies.
(a) Resignation. Any director may resign at any time upon written notice to the Corporation.
(b) Removal. At a special meeting of stockholders called expressly for that purpose, the entire Board of Directors, or any member or members thereof, may be removed, (i) only for cause by vote for removal of a specific director by stockholders holding a majority of the shares then entitled to vote at an election for directors of the Corporation, voting as a single voting group, and (ii) subject to this Section 2.4(b). The notice of such Special Meeting must state that the purpose, or one of the purposes, of the meeting is removal of the director or directors, as the case may be. If a director is removed in accordance with this Section 2.4(b) during the period that the Special Security Agreement is in force, the removal of an Outside Director shall not become effective until that director, the Corporation, and the DSS have been notified, the DSS provides written notice stating no objection, and a successor who is qualified to become an Outside Director within the terms of the Special Security Agreement has been nominated by the Board of Directors and has been approved by the DSS. The Facility Security Officer of the Corporation shall provide written notice to the DSS of the removal of an Outside Director at least twenty (20) days prior to the proposed removal date. Notwithstanding the foregoing, however, if immediate removal of an Outside Director is deemed necessary to prevent the actual or possible violation of any statute or regulation, or actual or possible damage to the Corporation, the Outside Director may be removed at once, provided that DSS shall be notified in writing prior to or concurrently with such removal.
(c) Vacancies. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum (provided, however, that such majority must contain an Outside Director), or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his or her successor is elected and qualified. In the event of any vacancy on the Board of Directors during the period that the Special Security Agreement is in force, however occurring, the Corporation shall give prompt notice of such vacancy to the DSS through its Facility Security Officer, and any Outside Director vacancy shall be filled promptly. In the event of a vacancy due to an Outside Director’s resignation, death, disability or removal, such vacancy shall not exist for a period of more than ninety (90) days unless the DSS is notified of the delay. During the period that the Special Security Agreement is in force, appointments of new or replacement directors shall not become final until approved by the DSS.
(d) Except as provided by this Section 2.4(d), the obligation of a director to abide by and enforce the Special Security Agreement shall terminate when the director leaves office, but nothing herein shall relieve the departing director of any responsibility that the director may have, pursuant to the laws and regulations of the United States, not to disclose classified information or export-controlled information (as such term is defined in the Special Security Agreement) obtained during the course of the director’s service on the Board of Directors, and such responsibility shall not terminate by virtue of the director leaving office. The Corporation’s Facility Security Officer shall advise the departing director of such responsibility when the director leaves office, but the failure of the Facility Security Officer to so advise the director shall not relieve the director of such responsibility.
2.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.
2.7 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.
2.8 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors, which majority must include at least one Outside Director, shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
2.9 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
2.10 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if such minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.
Article 3
Committees
3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to the provisions of this Article 3, the Board of Directors may designate two or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. With respect to all committees of the Board of Directors, a majority of each such committee, including at least one Outside Director, shall be necessary to constitute a quorum of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum (provided, however, that such remaining member or members must include an Outside Director), may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all pages which may require it.
3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws.

3.3 Government Security Committee. The Board of Directors shall designate a Government Security Committee (“GSC”), consisting of all Outside Directors and Officer/Directors to cause the Corporation to maintain policies and procedures to safeguard classified information and export-controlled information entrusted to the Corporation and to ensure that the Corporation complies with the DoD Security Agreement (DD Form 441 or its successor form), the Special Security Agreement, appropriate contract provisions regarding security, U.S. export control laws and regulations and the National Industrial Security Program Operating Manual (“NISPOM”).
(a) Chairman of the GSC. The GSC shall designate an Outside Director to serve as Chairman of the GSC.
(b) Quorum. A majority of the GSC shall be necessary to constitute a quorum.
(c) Secretary. The Chairman of the GSC shall designate a member to be the Secretary of the GSC. The Secretary’s responsibilities shall include ensuring that all records, journals and minutes of GSC meetings and other documents sent to or received by the GSC are prepared and retained for inspection by the DSS.
(d) Compliance with Special Security Agreement. The members of the GSC shall exercise their best efforts to ensure the implementation within the Corporation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and export-controlled information called for in the Special Security Agreement, including the exercise of appropriate oversight and monitoring of the Corporation’s operations to ensure that the protective measures contained in the Special Security Agreement are effectively maintained and implemented.
(e) Facility Security Officer. A Facility Security Officer shall be appointed by the Corporation and shall be the principal advisor to the GSC concerning the safeguarding of classified information. The Facility Security Officer’s responsibilities shall include the operational oversight of the Corporation’s compliance with the requirements of the NISPOM. The advice and consent of the Chairman of the GSC is required in selecting the Facility Security Officer. In addition, should the Corporation’s management initiate action to remove the Facility Security Officer from his/her position, the Chairman of the GSC must be advised of, and consent to, this action.
(f) Technology Control Plan. The members of the GSC shall cause the Corporation to develop and implement a Technology Control Plan (“TCP”), which shall be subject to inspection by the DSS no later than forty-five (45) calendar days following the execution of the Special Security Agreement. The GSC is authorized to establish the policy for the Corporation’s TCP. The TCP shall prescribe measures to prevent the unauthorized disclosure or export of export-controlled information consistent with applicable U.S. laws and regulations.
(g) Technology Control Officer. A Technology Control Officer (“TCO”) shall be appointed by the Corporation with the advice and consent of the Chairman of the GSC. The Technology Control Officer shall report to the GSC as its principal advisor concerning the protection of export-controlled information. The Technology Control Officer’s responsibilities shall include the establishment and administration of all intracompany procedures to prevent the unauthorized disclosure or export of export-controlled information and to ensure that the Corporation otherwise complies with the requirements of U.S. export control laws and regulations.

(h) Electronic Communications Plan. The GSC must establish written policies and procedures (“ECP”), cause the Corporation to take necessary action, and maintain oversight to provide assurance to itself and the DSS that electronic communications between the Corporation and its subsidiaries and the Affiliates do not disclose classified information or export-controlled information without proper authorization. The policies and procedures must also provide assurance that “electronic communications” (as such term is defined in the Special Security Agreement) are not used by any of the Affiliates to exert influence or control over the Corporation’s business or management in a manner that could adversely affect the performance of classified contracts. The ECP must include a detailed network configuration diagram that clearly shows all communications networks and facilities used by the Corporation for the transmission of electronic communications, as defined herein, including without limitation, any computer equipment used for the electronic storage of such communications, and must delineate which networks will be shared and which will be protected from access by any unauthorized person including without limitation each of the Affiliates. The ECP must also include network descriptions addressing firewalls, physical and logical access controls, remote administration, monitoring, maintenance, retention, and the electrical and physical separation of systems and servers, as appropriate
(i) Classified Discussions. Discussions of classified and export-controlled information by the GSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the GSC.
(j) Administrative Services. The GSC must cause the Corporation to forebear any administrative services provided by the Affiliates to the Corporation that could circumvent the requirements of the Special Security Agreement. The Corporation must notify the DSS and the GSC of the proposed administrative services to be provided to the Corporation (including its subsidiaries and affiliates) by the Affiliates. Upon the DSS’ confirmation that the identified administrative services are acceptable, the DSS must issue an interim approval for those services. Thereafter, the GSC must certify in writing that it is effectively monitoring the administrative services being provided, and that said administrative services do not allow the Affiliates to control or influence the management or business of the Corporation in violation of the Special Security Agreement. The initial GSC certification referenced in this Section 3.3(j) must be provided to the DSS within forty-five (45) calendar days of the execution of the Special Security Agreement, or in the case of an existing Special Security Agreement, within forty-five (45) calendar days of the DSS interim approval referenced above, and subsequent annual GSC certifications must be included in the Corporation’s annual report as provided in the Special Security Agreement. The Affiliates are not authorized to provide any administrative services to the Corporation that have not been reviewed and approved by the DSS in accordance with this Section 3.3(j).
(k) Use of Technology of the Affiliates. For current or future classified contracts in which the Corporation will use technology products or services of any Affiliate in performance thereof, the Corporation’s management must notify in advance the applicable Government Contracting Activity (“GCA”) regarding the technology products or services that each Affiliate intends to provide under the contract and must obtain the written consent from the applicable GCA approving the provision of such products or services. The GSC has a duty to require the Corporation’s management to so notify the GCA and to ensure that the GCA has been so notified. The GCA’s written statement must be maintained by the Corporation for the duration of the applicable classified contract and must be made available for review by the GSC and the DSS upon request.
(l) Briefing. Upon taking office, the GSC members, the Facility Security Officer and the Technology Control Officer shall be briefed by a DSS representative on their responsibilities under the NISPOM, U.S. export control laws and regulations, and the Special Security Agreement.
(m) Compliance with Special Security Agreement. Each member of the GSC, the Facility Security Officer and the Technology Control Officer shall exercise his/her best efforts to ensure that all provisions of the Special Security Agreement are carried out; that the Corporation’s directors, officers, employees, representative and agents comply with the provisions of the Special Security Agreement; and that the DSS is advised of any known violation of, or known attempt to violate, any provision of the Special Security Agreement, appropriate contract provisions regarding security, U.S. export control laws and regulations, and the NISPOM.

(n) Certificate. Each member of the GSC shall execute, for delivery to the DSS, upon accepting his/her appointment, and thereafter at each annual meeting between the GSC and the DSS, as established by the Special Security Agreement, a certificate acknowledging: (1) the protective security measures taken by the Corporation to implement the Special Security Agreement; and (2) that the U.S. Government has placed its reliance on him/her as a United States citizen and as the holder of a personnel security clearance to exercise his/her best efforts to ensure compliance with the terms of the Special Security Agreement and the NISPOM. Each member of the GSC shall further acknowledge his/her agreement to be bound by and to accept his/her responsibilities under the Special Security Agreement.
(o) Obligations and Certification of Cleared Officers.
1. Each officer of the Corporation with a personnel security clearance shall exercise his/her best efforts to ensure that the terms and conditions of the Special Security Agreement are complied with by the parties thereto.
2. Upon effective date of the Special Security Agreement and annually thereafter, each such officer shall execute a certificate for delivery to the DSS: (A) acknowledging the protective security measures taken by the Corporation to implement the Special Security Agreement; and (B) acknowledging that the U.S. Government has placed its reliance on him/her as a resident citizen of the United States, and as a holder of a personnel security clearance, to exercise his/her best efforts to ensure compliance with the terms and conditions of the Special Security Agreement by the parties thereto.
(p) Obligations and Certification of Inside Director.
1. An Inside Director shall:
A. be denied access to classified information entrusted to the Corporation. Access to export-controlled information entrusted to the Corporation is prohibited except as permissible under the NISPOM and applicable United States Government laws and regulations;
B. refrain from taking any action to control or influence the Corporation’s performance on classified contracts, its participation in classified programs, or its policies concerning the security of classified information and export-controlled information;
C. neither seek nor accept classified information or export-controlled information entrusted to the Corporation, except as permissible under the NISPOM and applicable U.S. laws and regulations; and
D. advise the GSC promptly upon becoming aware of: (i) any violation or attempted violation of the Special Security Agreement or contract provisions regarding industrial security; (ii) any violation or attempted violation of U.S. export control laws or regulations; or (iii) actions inconsistent with the NISPOM or applicable U.S. Government laws or regulations.
2. Upon accepting appointment, each Inside Director shall execute, for delivery to the DSS, a certificate affirming such Inside Director’s agreement to be bound by, and acceptance of, the responsibilities imposed by the Special Security Agreement, and further acknowledging and affirming the obligations set forth in Section 3.3(p)(1) above.
3.4 Compensation Committee. The Board of Directors shall establish a Compensation Committee, consisting of at least one Outside Director. The Compensation Committee must recommend to the Board of Directors for its review and approval the annual compensation of the Corporation’s key management personnel (as such term is defined in the Special Security Agreement).

Article 4
Officers
4.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, President, Secretary and Treasurer, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Chairman of the Board and the Corporation’s key management personnel must be resident citizens of the United States who have or who are eligible to possess DoD personnel security clearances at the level of the Corporation’s facility security clearances. During the period that the Security Agreement is in force, the Inside Director may not serve as Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors deems necessary. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective officers, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his or her duties.
Article 5
Stock
5.1 Certificates. The Board of Directors, in its discretion, may designate that any one or more of the classes of stock of the Corporation may be represented by uncertificated shares, whether upon original issue, re-issuance, or subsequent transfer. The Board of Directors is authorized to establish procedures for the transfer of such uncertificated shares. For any classes of shares that are not represented by uncertificated shares, every holder of stock of such class shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him or her in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Article 6
Indemnification
6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans (an “indemnitee”), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee. The Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors.
6.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.
6.3 Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.
6.4 Nonexclusivity of Rights. The rights conferred on any person by this Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise.
6.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit enterprise.
6.6 Nature of Indemnification Rights; Amendment or Repeal. Each person who was, is, or becomes a director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article 6. All rights to indemnification (and the advancement of expenses) under this Article 6 shall be deemed to be provided by a contract between the Corporation and the person who serves or has served as a director or officer of the Corporation. Such rights shall be deemed to have vested at the time such person becomes or became a director or officer of the Corporation, and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
6.7 Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

Article 7
Miscellaneous
7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
7.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
7.3 Notices. Except as may otherwise be required by law, the Certificate of Incorporation or these Bylaws, any notice to the Corporation, any stockholder or director must be in writing and may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice by the Corporation to its stockholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the stockholder’s address shown in the Corporation’s current record of stockholders. Except as set forth in the previous sentence, written notice shall be deemed effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and receipt is signed by or on behalf of the addressee; or (d) if sent to a stockholder’s address, telephone number, or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment.
7.4 Waiver of Notice of Meetings of Stockholders, Directors, and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.
7.5 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
7.6 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

7.7 Amendment of Bylaws.
(a) Article 1, Sections 1.2(b), 1.3 and 1.12, Article 2, Section 2.2, and Article 7, Section 7.7(a) of these Bylaws may only be amended or repealed at an annual or special meeting of the stockholders the notice for which designates that an amendment or repeal of one or more of such sections is to be considered and then only by an affirmative vote of the stockholders holding 80% of the shares entitled to vote upon such amendment or repeal, voting as a single voting group. The other provisions of these Bylaws may be amended or repealed by the stockholders at any regular or special meeting of the stockholders the notice for which designates that an amendment or repeal of one or more of such sections is to be considered by an affirmative vote of the stockholders holding a majority of the shares entitled to vote thereon. Notwithstanding anything to the contrary contained herein, these Bylaws may not be amended if such amendment would conflict with the terms of the Special Security Agreement. In the event of an inconsistency between these Bylaws and the Special Security Agreement, the Special Security Agreement shall govern.
(b) The Board of Directors shall have the power to amend or repeal the Bylaws of, or adopt new bylaws for, the Corporation. However, any such bylaws, or any alternation, amendment or repeal of the Bylaws, may be subsequently amended or repealed by the stockholders as provided in Article 7, Section 7.7(a) of these Bylaws.